                                                                Exhibit 99(a)







                       -----------------------------------
                            ASSET PURCHASE AGREEMENT
                      ------------------------------------


                          DATED AS OF DECEMBER 4, 2001

                                     BETWEEN

              FOLKSAM INTERNATIONAL INSURANCE COMPANY, LTD. (PUBL)

                    FOLKSAM MUTUAL GENERAL INSURANCE COMPANY

                                       AND

                     FUND AMERICAN REINSURANCE COMPANY, LTD.


-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                   Page
ARTICLE I DEFINITIONS                                                                 6
     SECTION 1.01.  CERTAIN DEFINED TERMS                                             6

ARTICLE II PURCHASE AND SALE OF THE ASSUMED BUSINESS                                 11
     SECTION 2.01.  PURCHASE OF THE ASSUMED BUSINESS                                 11
     SECTION 2.02.  PURCHASE PRICE                                                   12
     SECTION 2.03.  CLOSING                                                          13
     SECTION 2.04.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS            14
                    RELATED TO WHITE MOUNTAINS SHARES
     SECTION 2.05.  POST CLOSING ADJUSTMENTS                                         16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY                            17
     SECTION 3.01.  INCORPORATION AND AUTHORITY OF THE COMPANY                       17
     SECTION 3.02.  NECESSARY PROPERTY HELD BY SUBSIDIARIES OR AFFILIATES            18
     SECTION 3.03.  NO CONFLICT                                                      18
     SECTION 3.04.  CONSENTS AND APPROVALS                                           19
     SECTION 3.05.  FINANCIAL INFORMATION                                            19
     SECTION 3.06.  ABSENCE OF UNDISCLOSED LIABILITIES                               19
     SECTION 3.07.  CERTAIN EVENTS                                                   20
     SECTION 3.08.  INSURANCE RESERVES AND REPORTS                                   21
     SECTION 3.09.  JUDGMENTS, DECREES AND ORDERS                                    21
     SECTION 3.10.  LITIGATION                                                       21
     SECTION 3.11.  COMPLIANCE WITH LAWS                                             21
     SECTION 3.12.  LICENSES AND PERMITS                                             21
     SECTION 3.13.  PROPERTY                                                         22
     SECTION 3.14.  ASSUMED AND CEDED REINSURANCE AGREEMENTS                         22
     SECTION 3.15.  OTHER CONTRACTS                                                  23
     SECTION 3.16.  EMPLOYEE BENEFIT MATTERS                                         24
     SECTION 3.17.  TAXES                                                            24
     SECTION 3.18.  AGENTS                                                           25
     SECTION 3.19.  BROKERS                                                          25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                           26
     SECTION 4.01.  INCORPORATION AND AUTHORITY OF THE PURCHASER                     26
     SECTION 4.02.  NO CONFLICT                                                      26
     SECTION 4.03.  ABSENCE OF LITIGATION                                            26
     SECTION 4.04.  CONSENTS AND APPROVALS                                           26
     SECTION 4.05.  FINANCIAL ABILITY                                                27
     SECTION 4.06.  BROKERS                                                          27
     SECTION 4.07   MANAGMENT COMPANY                                                27

ARTICLE V ADDITIONAL AGREEMENTS                                                      27
     SECTION 5.01.  PRE-CLOSING AGREEMENTS                                           27
     SECTION 5.02.  CONDUCT OF BUSINESS PRIOR TO THE CLOSING                         27
     SECTION 5.03.  ACCESS TO INFORMATION                                            30

     SECTION 5.04.  REGULATORY AND OTHER CONSENTS AND AUTHORIZATIONS;                30
                    THIRD PARTY CONSENTS
     SECTION 5.05.  NO SOLICITATION OF EMPLOYEES                                     31
     SECTION 5.06.  USE OF NAME                                                      31
     SECTION 5.07.  NO SOLICITATION OF OFFERS, ETC.                                  31
     SECTION 5.08.  FEES AND EXPENSES                                                33
     SECTION 5.09.  INVESTMENT PORTFOLIO                                             33
     SECTION 5.10.  NOTICE OF CERTAIN MATTERS                                        33
     SECTION 5.11.  INTERIM FINANCIAL STATEMENTS                                     34
     SECTION 5.12.  AFFILIATE AGREEMENTS; INTERCOMPANY ACCOUNTS                      34
     SECTION 5.13.  RENEWAL RIGHTS                                                   34
     SECTION 5.14.  CERTAIN SOFTWARE LICENSES                                        35
     SECTION 5.15   REINSURANCE PURCHASES                                            35

ARTICLE VI EMPLOYEE MATTERS                                                          35
     SECTION 6.01.  COMPANY                                                          35
     SECTION 6.02   PURCHASER                                                        36
     SECTION 6.03.  THE COMPANY'S CONTINUATION OF EMPLOYMENT AND PAYROLL;            36
     SECTION 6.04   OBLIGATIONS OF THE COMPANY UNTIL CLOSING DATE                    37

ARTICLE VII TAX MATTERS                                                              37
     SECTION 7.01.  INDEMNITY                                                        37
     SECTION 7.02.  CONTESTS                                                         37
     SECTION 7.03.  COOPERATION AND EXCHANGE OF INFORMATION                          39
     SECTION 7.04.  CONVEYANCE TAXES                                                 39
     SECTION 7.05.  MISCELLANEOUS                                                    39

ARTICLE VIII CONDITIONS TO CLOSING                                                   40
     SECTION 8.01.  CONDITIONS TO OBLIGATIONS OF THE COMPANY                         40
     SECTION 8.02.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER                       41

ARTICLE IX INDEMNIFICATION                                                           43
     SECTION 9.01.  SURVIVAL                                                         43
     SECTION 9.02.  INDEMNIFICATION BY THE PURCHASER                                 43
     SECTION 9.03.  INDEMNIFICATION BY THE COMPANY AND THE GUARANTOR                 45

ARTICLE X TERMINATION, AMENDMENT AND WAIVER                                          47
     SECTION 10.01. TERMINATION                                                      47
     SECTION 10.02. EFFECT OF TERMINATION                                            47
     SECTION 10.03. WAIVER                                                           47

ARTICLE XI GENERAL PROVISIONS                                                        48
     SECTION 11.01.  NOTICES                                                         48
     SECTION 11.02.  PUBLIC ANNOUNCEMENT                                             49
     SECTION 11.03.  HEADINGS                                                        49
     SECTION 11.04.  SEVERABILITY                                                    49
     SECTION 11.05.  ENTIRE AGREEMENT                                                49
     SECTION 11.06.  ASSIGNMENT                                                      49

     SECTION 11.07.  NO THIRD-PARTY BENEFICIARIES                                    49
     SECTION 11.08.  AMENDMENT; WAIVER                                               49
     SECTION 11.09.  GOVERNING LAW                                                   50
     SECTION 11.10.  COUNTERPARTS                                                    50

EXHIBITS

A               Administrative Services Agreement
B               Transfer and Assumption Agreement
C               Form of Closing Balance Sheet
D               Disclosure Schedule
E               Form of Promissory Note
F               Certain Employees

     This ASSET PURCHASE AGREEMENT is made and effective, as of November 30, 2001, by and between Folksam International Insurance Company Ltd. (publ), Reg. No 502006-1650 a stock insurance (SW: Forsakringsaktiebolag) company organized under the laws of the Sweden (the "COMPANY"); Folksam Mutual General Insurance Company, Reg. No 502006-1619 (the"Guarantor") and Fund American Reinsurance Company, Ltd., a stock insurance company organized under the laws of Bermuda ( the "PURCHASER").

                              W I T N E S S E T H:

WHEREAS, the Company and the Guarantor desire to sell certain assets and contract rights of the reinsurance operations of the Company to the Purchaser and to consummate the transactions contemplated herein and the Purchaser wishes to purchase certain assets and reinsurance operations of the Company, to have its subsidiary Fund American Management Company to assist the Company in the run-off part of the remaining operations which are not so purchased and to consummate the transactions contemplated herein, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     " ADMINISTRATIVE SERVICES AGREEMENT" means the agreement attached as EXHIBIT A

     "ACCOUNTANTS OPINION" has the meaning specified in Section 2.02(a)(ii).

     "ACQUISITION AGREEMENT" has the meaning specified in Section 5.07(b).

     "ACQUISITION PROPOSAL" has the meaning specified in Section 5.07(a).

     "AFFILIATE" with respect to any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

     "AFFILIATE AGREEMENTS" has the meaning specified in Section 5.12(b).

     "ANNUAL STATUTORY STATEMENTS" means (a) in the case of the Company, the Annual Statement of the Company, as filed with insurance regulatory officials in Sweden and such statements as are filed by the Company in any country where the Company does business, for the years ended December 31, 2000, 1999 and 1998, in each case including all exhibits, interrogatories, notes and schedules thereto and any auditor's report, actuarial opinion, affirmation or certification filed in connection therewith and (b) in the case of Purchaser, the Annual Statement as filed with insurance regulatory officials in Bermuda, for the year ended December 31, 2000, including all exhibits, interrogatories, notes and schedules thereto and any auditor's report, actuarial opinion, affirmation or certification filed in connection therewith.

     "APPLICABLE INSURANCE DEPARTMENTS" has the meaning specified in Section 5.04(a).

     "APPOINTED EXPERTS" means (i) Tillinghast, as regards the Reserves, and,
(ii) Deloitte and Touche, as regards all remaining aspects.

     "ASSUMED BUSINESS" means the business of the Company to be assumed by the Purchaser pursuant to the Transfer and Assumption Agreement.

     "BEST OF THE COMPANY'S KNOWLEDGE" means the knowledge of the Company or its representatives after (except for Section 3.18) due and reasonable enquiries.

     "BEGINNING RESERVES" means the Reserves set forth on the Closing Balance Sheet.

     "BUSINESS" means the business of the Company as it is currently conducted by the Company as of the date hereof and, when applicable, as of the Closing Date.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to be closed in Bermuda and Stockholm Sweden.

     "CLOSING" has the meaning specified in Section 2.03(a).

     "CLOSING DATE" has the meaning specified in Section 2.03(a).

     "CLOSING DATE BALANCE SHEET" and "CLOSING BALANCE SHEET" shall have the meanings specified in Section 2.02.

     "COMMERCIALLY REASONABLE EFFORTS" of any Person means efforts of that Person that a reasonable Person would exert for its own account under similar circumstances but without the expenditure of funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees.

     "COMPANY'S ACCOUNTANTS" has the meaning specified in Section 2.02(a)(i).

     "COMPANY'S STOCKHOLDER APPROVAL" has the meaning specified in Section 3.01

     "CONTINUING EMPLOYEES" has the meaning specified in Section 6.02.

     "CONTRACT" means all written mortgages, indentures, debentures, notes, loans, bonds, agreements, contracts, leases, subleases, licenses, franchises, obligations, instruments or other legally binding commitments, arrangements or undertakings of any kind (excluding Reinsurance Agreements and insurance policies) to which the Company is a party or by which the Company or any of its Properties may be bound or affected.

     "CREDIT FOR REINSURANCE FACILITY(IES)" means any and all reinsurance trusts, letters of credit, funds withheld, deposits and other similar agreements or mechanisms which have been established by, on behalf of, or for the benefit of, the Company which collateralizes reinsurance ceded pursuant to any Reinsurance Agreement or retrocession arrangement.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule, dated as of the date hereof, delivered to the Purchaser by the Company, attached hereto as EXHIBIT D.

     "EMPLOYEES" shall mean employees or former employees of the Company.

     "ENCUMBRANCES" means any lien, pledge, mortgage, security interest, assessment, claim, lease, charge, option, right of first refusal, imperfection of title, easement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind whatsoever.

     "ENDING RESERVES" means the Reserves for Treaty Liabilities as of the Valuation Date. The calculation of the Ending Reserves shall be (x) made in accordance with internationally accepted actuarial practices and methodologies and (y) consistent with the Purchaser's audited financial statements for the fiscal year that includes the Valuation Date.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "EXCLUDED CLAIMS" has the meaning specified in Section 9.03(b).

     "EXCLUDED LIABILITIES" has the meaning specified in Section 2.01.

     "GAAP" has the meaning specified in Section 2.01(a).

     "GOVERNMENTAL AUTHORITY" means any government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority.

     "INDEMNIFIED PARTY" has the meanings specified in Sections 9.02(a) and 9.03(a), as applicable.

     "INVESTMENT PORTFOLIO" means a list provided by the Company to the Purchaser setting forth all investments, including, without limitation, bills, notes and bonds owned by the Company which are expected to be transferred to the Purchaser as of a particular date, the issuer of the investments, the amount owned and the market value of the investments as of such date; PROVIDED, that such list shall not include publicly-traded equity securities, privately held equity securities, the Company's high yield securities or securities which are illiquid.

     "LIABILITY OR LIABILITIES" means, with respect to any Person, any liability, obligation or commitment of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

     "MATERIAL ADVERSE EFFECT" means:

(a) With respect to the Company, any change in, or effect on, the Company or the Business which is, or which is reasonably likely to be, materially adverse to the Business taken as a whole, operations, assets, Liabilities, results of operations or condition (financial or otherwise) of the Company to the extent related to the Assumed Business, or which will, or is reasonably likely to, prevent the transactions contemplated by this Agreement.

(b) With respect to the Purchaser, any change in, or effect on, the Purchaser which is reasonably likely to be materially adverse to the Purchaser's business, operations, assets, Liabilities, results of operations or condition (financial or otherwise) on a consolidated basis, or which will, or is reasonably likely to, prevent the transactions contemplated by this Agreement.

     "OBJECTION NOTICE" means a written notice to Purchaser that the Company disputes any component or the reports issued in accordance with Section 2.05(b) and specifying in reasonable detail the Company's reasons for such dispute.

     "OBJECTION PERIOD" means the period of sixty (60) days following the Company's receipt of the latest reports referred to in Section 2.05(b).

     "PAID LOSSES" means losses and loss adjustment expenses (allocated and unallocated) actually paid by the Purchaser on or after the Closing Date to (and including) the relevant Valuation Date, less (x) any amounts actually received as of the Valuation Date in respect of such losses and loss adjustment expenses pursuant to insurance, reinsurance, retrocession or similar contracts, treaties, agreements or arrangements and (y) salvage and subrogation actually received as of the Valuation Date in respect of such losses and loss adjustment expenses.

     "PERMITS" has the meaning specified in Section 3.12.

     "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity.

     "PLAN" and "PLANS" mean all retirement, pension, savings, profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock compensation, welfare benefit, severance or termination, change in control, stay-bonus, retention, or similar "pay-to-stay" arrangements, retiree medical, dental or life insurance, supplemental retirement, employment or consulting agreements and similar or other plans, agreements, policies, programs, contracts and arrangements (including automobile rental or usage arrangements) sponsored, maintained, executed or contributed to by the Company covering Employees.

     "PROPERTY" and "PROPERTIES" mean real, personal or mixed property, tangible or intangible.

     "PURCHASED ASSETS" has the meaning specified in Section 2.01(a).

     "PURCHASER'S ACCOUNTANTS" has the meaning specified in Section 2.02(a)(ii).

     "QUARTERLY STATEMENTS" means (a) in the case of the Company, the Quarterly Statement of the condition and affairs of the Company, for the quarterly periods ended March 31, June 30 and September 30,2001

     "REINSURANCE AGREEMENTS" has the meaning specified in Section 3.14(a).

     "RESERVES" means all unearned premium reserves and all reserves for incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated, and also any adjustments to such items on account of reinsurance receivables, salvage and subrogation, reinsurance retrospective premiums and reinsurance profit commissions.

     "RETAINED NAMES AND MARKS" has the meaning specified in Section 5.06.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SEK" means Swedish Kronor.

     "SETTLEMENT DATE" means (a) if the Company does not give an Objection Notice within the Objection Period, the second Business Day following the end of the Objection Period, and (b) if Company gives an Objection Notice within the Objection Period, the second Business Day following the determinations and confirmations by the Appointed Experts pursuant to Section 2.05(b).

     "SOFTWARE LICENSES" has the meaning specified in Section 5.14.

     "SUBSIDIARY" means any and all other corporations, limited liability companies, partnerships, joint ventures, associations and other entities of which the Company, directly or indirectly (through one or more Subsidiaries or otherwise), owns or controls more than 50% of the voting securities or other voting interests.

     "SUPERIOR PROPOSAL" has the meaning specified in Section 5.07(b).

     "TAX" or "TAXES" means (i) all taxes, fees, duties and other assessments imposed by any state, local or foreign government or political subdivision or taxing authority thereof or therein, including, without limitation, any income, estimated, premium, profits, windfall profits, environmental, alternative, minimum, license, import, transfer, registration, stamp, franchise, sales, use, value added, gross receipts, excise, utility, property (real or personal), severance, ad valorem, net proceeds, deed, lease, service, capital, customs, occupation, payroll, wage, workman's compensation, employment, withholding and social security taxes, including all interest, penalties and additions to taxes imposed by any taxing authority with respect thereto, whether disputed or not and (ii) any liability of the Company for amounts described in clause (i) as a result of being a member of any affiliated, consolidated, combined or unitary group on or prior to the Closing Date.

     "TAX RETURN" means any return, report or statement (including any information returns) required to be filed for purposes of a particular Tax.

     "TERMINATION FEE" has the meaning specified in Section 5.08(b).

     "THIRD PARTY" has the meaning specified in Section 5.08(b).

     "TRANSFER AND ASSUMPTION AGREEMENT" has the meaning specified in Section 2.01(c).

     "TREATY LIABILITIES" has the meaning specified in Section 2.01(b).

     "VALUATION DATE" means the first anniversary of the Closing Date and each anniversary thereafter.

     "WTM" has the meaning specified in Section 2.03(c).


                                   ARTICLE II

                    PURCHASE AND SALE OF THE ASSUMED BUSINESS

SECTION 2.01. PURCHASE OF THE ASSUMED BUSINESS.

(a) On the Closing Date and subject to the terms and conditions stated in this Agreement, the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, as provided in Section 2.03 (b), all of the Company's right, title and interest in and to the following assets related to the Assumed Business (the "PURCHASED ASSETS"):

    (i)     Bonds at market value;
    (ii)    Cash and Accrued Investment Income;
    (iii)   Debtors arising out of reinsurance operations;
    (iv)    Reinsurers' share of technical provisions - unearned premiums;
    (v)     Reinsurers' share of technical provisions - claims outstanding
    (vi)    Deposits with ceding undertakings
    (vii)   Contingent Commissions Recoverables; and
    (viii) Deferred Acquisition Costs - external costs only (determined in accordance with Swedish Generally Accepted Accounting Principles,
           "GAAP")

(b) In consideration of the sale, transfer, conveyance and assignment of the Purchased Assets and in reliance on the representations and warranties made herein by the Company, the Purchaser agrees to assume the Treaty Liabilities (as defined in the Transfer and Assumption Agreement) as reflected on the Closing Date Balance Sheet.

(c) The transfer of the Purchased Assets and assumption of the Treaty Liabilities shall be further evidenced by the execution on the Closing Date by the Company and Purchaser of a portfolio transfer and assumption reinsurance agreement in the form annexed hereto as Exhibit B (together with all other assignments, bills of sale, assignment and assumption agreements and other title transfer documentation necessary to effectuate the transfer of the Purchased Assets and assumption of the Treaty Liabilities, collectively the "TRANSFER AND ASSUMPTION AGREEMENT"). In case of any discrepancies between this Agreement and the Transfer and Assumption Agreement, the provisions of this Agreement shall prevail.

(d) Notwithstanding the foregoing, the Purchaser shall not assume, and shall not at any time hereafter (including on or after the Closing Date) become obligated to pay, perform, satisfy or discharge, any Liabilities of the Company (whether or not asserted prior to the Closing Date), of any of its Affiliates, Subsidiaries, Plans or any shareholder of the Company, other than the Treaty Liabilities (such Liabilities not being assumed being hereinafter referred to as the "EXCLUDED LIABILITIES") and Liabilities for Continuing Employees transferred to the Purchaser by operation of law. The assumption by the Purchaser of the Treaty Liabilities shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies which such parties would have had against the Company had the transactions contemplated by this Agreement not been consummated.

(e) Subject to Section 9.03, the payment, discharge and performance of the Excluded Liabilities shall be the sole responsibility of the Company and the Purchaser shall have no responsibility therefor whatsoever.

(f) On the Closing Date the Company shall deliver and convey title to Purchaser to the inventory listed in Exhibit 3.02 to the Disclosure Schedule, without any further consideration.

SECTION 2.02.  PURCHASE PRICE.

(a) The Purchaser shall purchase the Assumed Business by purchasing from the Company, Purchased Assets in an amount necessary to produce a Closing Date Balance Sheet of Purchaser with a "Net Asset Value" of not less than (but not greater than unless otherwise agreed) SEK 700 million; such amount being necessary to support the Purchaser's ongoing business plan for the Purchased Assets and the Assumed Business. The Purchaser shall pay the Company 90% of the first SEK 350 million and 100% of the amount in excess of SEK 350 million ("Purchase Price"). "Net Asset Value" shall mean the fair market value of the Purchased Assets, as preliminarily agreed by the parties, less the Treaty Liabilities or any other Liabilities, as preliminarily agreed by the parties (including Purchaser's actuary), all of which shall be provided for in a Closing Date Balance Sheet. The Closing Date Balance Sheet shall be updated to reflect the Treaty Liabilities and other Liabilities reflected thereon from the Closing Date to December 31, 2001 and subject to audit as provided for below.

     (i) Promptly following the Closing, the Company shall cause an audit of the Closing Date Balance Sheet, updated as of December 31, 2001, to be conducted by KPMG, Sweden, the Company's independent public accountants ("COMPANY'S ACCOUNTANTS"), in accordance with generally accepted auditing standards in accordance with GAAP.

     (ii) During the period of the audit (which shall include an evaluation of the Reserves by representatives of the Purchaser and the Company) of the Closing Date Balance Sheet, updated as of December 31, 2001, Company's Accountants shall keep the Purchaser and an independent public accounting firm designated by the Purchaser ("PURCHASER'S ACCOUNTANTS"), fully informed as to the progress of the audit. Upon conclusion of the audit, Company's Accountants shall prepare and submit to the Purchaser and Purchaser's Accountants (A) a balance sheet of the Assumed Business at the Closing Date in the form of EXHIBIT C hereto (the "CLOSING BALANCE SHEET") prepared in accordance with (GAAP), (B) an unqualified opinion of the Company's Accountants (the "ACCOUNTANTS OPINION") stating that the Closing Date Balance Sheet

     (x) has been prepared in accordance with GAAP and (y) presents fairly, in all material respects, the financial position of the Assumed Business and Treaty Liabilities at the Closing Date.


(b) Promptly following the delivery of the Accountants Opinion pursuant to
Section 2.02(a) (ii), Company shall make available to the Purchaser and Purchaser's Accountants for review such information regarding the accounts and records of the Company from Company's Accountants' work papers as the Purchaser and Purchaser's Accountants may reasonably request. The Company shall provide the Purchaser and Purchaser's Accountants with full access to any accounting records pertaining to the Assumed Business for the purpose of such review. In the event that within thirty (30) days after the receipt by Purchaser's Accountants of such materials, Company's Accountants and Purchaser's Accountants are unable to agree on the manner in which any item or items should be treated in the Closing Date Balance Sheet, including the establishment of Reserves, as preliminarily agreed, then a separate written report of such item or items shall be made by each such accounting firm in concise form and both reports shall be submitted promptly to the Company and the Purchaser for consideration and settlement. The Company and the Purchaser shall then in good faith endeavor to resolve such treatment and agree upon the computation of the item as soon as possible. If the Company and the Purchaser are unable to agree thereon within twenty (20) Business Days after receipt of such reports, then such item or items shall be referred promptly to Deloitte and Touche for resolution within twenty
(20) Business Days from the date of such referral.

     The Company shall pay the fees and expenses of Company's Accountants and the Purchaser shall pay the fees and expenses of Purchaser's Accountants in connection with any auditing and accounting services performed pursuant to this
Section 2.02). The fees and expenses of Deloitte and Touche whose findings shall not be subject to arbitration, if retained pursuant to this Section 2.02(b), shall be borne equally by the Company and the Purchaser. Provided however, nothing in this Agreement, including the audit or the appointment of Deloitte and Touche shall in any manner alter the agreements referenced in Section 2.05 or the indemnifications provided for in Article IX and it is expressly understood that the Closing Balance sheet shall be subject to the indemnities and guaranties provided for herein.

(c) The cash portion of the Net Asset Value as provided in Section 2.03(c), shall be adjusted, if necessary, by the parties to reflect the results of the audit referenced in this Section 2.02 and shall include a provision for interest at an annual rate of 4% from the Closing date until paid. Provided, however, changes in the market value of the investment Purchased Assets (as opposed to default risk), both positive and negative, shall be for the account of the Purchaser and shall not be subject to adjustment unless the market value, as audited as of the Closing Date, is adjusted in accordance with this Section
2.02. Investment income on the Purchased Assets shall be for the sole benefit of the Purchaser.

SECTION 2.03. CLOSING.

(a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Assumed Business contemplated hereby shall take place at a closing (the "CLOSING") at 10:00 a.m., local time, on the fifth Business Day after the satisfaction or waiver of all of the conditions to closing set forth in Article VIII, at the offices of the Purchaser in Bermuda, or at such other time or on such other date or at such other place as the Company and the Purchaser may mutually agree upon in writing (the date on which the Closing takes place being the "CLOSING DATE").

(b) At the Closing, each of the Company and Purchaser shall deliver or cause to be delivered to the other a duly executed Transfer and Assumption Agreement, and the Company shall pursuant thereto sell, transfer and assign to the Purchaser the Purchased Assets in the respective amounts included in the calculation of the Closing Date Balance Sheet as provided in Section 2.02, and the Purchaser shall pursuant thereto assume from the Company the Treaty Liabilities calculated as of the Closing Date.

(c) At the Closing, the Purchaser shall deliver and pay the Purchase Price as follows: (i) 90% of the first SEK 350 million of Purchase Price shall be paid in White Mountains Insurance Group, Ltd. ("WTM") common stock (the "Shares") at a value per Share equal to the greater of: (A) US $340.00 per share or (B) the average closing price of the Shares on the New York Stock Exchange in the period of twenty (20) Business Days prior to the Closing (ii) the balance of the Purchase Price shall be paid (x) in a five year promissory note in the principal amount of SEK 35 million bearing interest at an annual rate of 4 (four) percent and substantially in a form attached hereto as Exhibit E (the "Note") and (y) in cash by wire transfer (to an account designated by the Company in writing at least three (3) Business Days prior to Closing), bank check, certified check or any other instrument agreed to by the Purchaser and the Company in advance. In addition, the Company and the Purchaser shall deliver to each other the opinions, certificates and other documents described in Article VIII hereof.

SECTION 2.04. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS RELATED TO WHITE MOUNTAINS SHARES

          (A) THE SHARES. The Shares will be when issued duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.

          (B) Except pursuant to this Agreement, there are no restrictions upon, or contracts to which WTM is a party or otherwise bound with respect to, the voting or transfer of any of the Shares.

          (C) PRIVATE OFFERING. None of WTM, Fund American Reinsurance Company, Ltd ("Fund American"), their affiliates or their respective representatives has issued, sold or offered any security of WTM to any person under circumstances that would cause the issuance and sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. None of WTM, its affiliates or their respective representatives will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of the Company contained in
     Section 3.01 are true and correct, the issuance, sale and delivery of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

          (D) The Company represents and warrants to Purchaser that:

              (a) PRIVATE PLACEMENT. The Company understands that the issuance of the Shares by WTM and sale of the Shares by Purchaser pursuant to this Agreement are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

              (b) The Company (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

              (c) The Company is acquiring the Shares to be acquired hereunder for its own account, for investment and not with a view to the public resale or distribution thereof in violation of any securities law.

              (d) The Company understands that the Shares will be issued and sold in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is (i) registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification and (ii) otherwise is made in accordance with Section 2.04 (D)(h).

              (e) The Company (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares that it has requested from Purchaser, (ii) has had an opportunity to discuss with management of Purchaser the intended business and financial affairs of WTM and to obtain information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access, (iii) can bear the economic risk of (A) an investment in the Shares indefinitely and (B) a total loss in respect of such investment and
          (iv) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment.

              (f) FINANCING. The Company has funds available sufficient to consummate the transactions contemplated hereby.

              (g) LEGENDS. So long as applicable, each certificate representing any portion of the Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

          If outside counsel for the holder of Shares reasonably determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for WTM reasonably concurs in such determination, then Purchaser shall cause WTM to remove such legend upon request from a holder of such Shares and facilitate a sale in the public market.

               (h) RESTRICTIONS ON TRANSFER. The Company shall not sell, assign, transfer, pledge, hypothecate, deposit in a voting trust or otherwise dispose of any portion of the Shares, other than (i) in compliance with Rule 144 under the Securities Act or any successor rule or regulation or (ii) in a transaction exempt from the registration requirements of the Securities Act.

               (i) RIGHT OF FIRST REFUSAL. In the event the Company proposes to sell the Shares to any third party, the Company shall notify the Purchaser of the terms and conditions of such proposed sale. The Purchaser shall have the option, but not the obligation, to purchase the Shares on the same terms and conditions as offered to the third party. Purchaser shall have 5 (five) Business Days from the notice of the proposed sale to elect to exercise its option to purchase the Shares.

SECTION 2.05.   POST CLOSING ADJUSTMENTS.

(a) TREATY LIABILITIES, LIABILITIES AND PURCHASED ASSET DEFICIENCY Notwithstanding the audit of the Closing Date Balance Sheet, the Company and the Guarantor shall indemnify the Purchaser, as provided for herein and in Section 9.03, on a dollar for dollar basis, for any and all loss (on an incurred basis as opposed to a paid basis) to the Purchaser resulting from the assumption of the Assumed Business (without diminution due to investment income earned on the Purchased Assets) including without limitation the related reinsurance Treaty Liabilities, Liabilities (whether assumed on or after the Closing Date as provided in the Transfer and Assumption Agreement) and the Purchased Assets. As soon as practicable (but not later than ninety (90) days) after each Valuation Date, the Purchaser shall deliver to the Company each of the following:

               (i) A report shall be prepared by the Purchaser which summarizes the activity in all Liabilities, Treaty Liabilities and Purchased Assets for the period beginning on the Closing Date (or first preceding Valuation Date, as the case may be) and ending on the most recent Valuation Date. Such activity will include, but not be limited to, paid losses, changes in reserves, earnings of prior unearned premiums and related losses (paid and incurred) and commissions, premium adjustments relating to the Assumed Business, debts arising out of reinsurance operations not collected in accordance with contract terms for any reason, investment income and investment principal not collected on scheduled payment dates. The intent being to measure the net income or loss emanating from the run-off of the Treaty Liabilities and Purchased Assets, which is the financial responsibility of the Company and for which the Purchaser is indemnified by the Company and the Guarantor. All assumptions and measurement techniques to be applied in this annual remeasurement process will be designed to result in accomplishing the mutual business objective of the Company and Purchaser, that being the orderly run-off of the Assumed Business without consideration to investment income earned on Purchased Assets which is exclusively for the account of Purchaser.

               (ii) The report will be accompanied by a letter prepared by the Purchaser's Accountants which attests to the fairness of the information presented in the report. Further, the report will be accompanied by a letter prepared by the Purchaser's actuary attesting to the fairness of the reserves and related activity included in the report.

               If the activity in the Liabilities and Purchased Assets as reflected in the report results in a net loss and, therefore, adverse development or additional Liabilities have been incurred, the Company will undertake to transfer cash and investment assets with a market value equal to such loss to the Purchaser within 10
               (ten) Business Days of such report being accepted by the Company or determined under Section (b) below. Interest will accrue at an annual rate equal to the 90 (ninety) day Libor rate from the Valuation Date to the date such loss is funded.

               (iii) the only exceptions to the annual remeasurement process described above will be that the Company will reimburse the Purchaser within 7 (seven) Business Days of being notified by the Purchaser through the delivery of confirming documentation that a receivable balance billed to a debtor arising out of reinsurance operations (treaty balance receivable or reinsurance recoverable on a paid loss balance) has remained unsettled for a period of more than 120 days from the date such balance should have been settled under the applicable contract terms; or, the interest or maturity principal balance for a fixed income instrument included in the Purchased Assets was not received in accordance with the terms of the underlying security (i.e. default).

(b) DISPUTES

               (i) If at any time within the Objection Period Company gives an Objection Notice, Appointed Experts shall be engaged to separately determine the report and valuation provided for above within forty-five (45) days of the date the Company gives such notice. The Appointed Experts' determinations and confirmations shall be final and binding and not subject to arbitration only for the current period being evaluated and shall NOT prejudice future evaluations and the guarantees and indemnities provided for herein for all parties. Fees and expenses of the Appointed Experts shall be paid equally by Purchaser and Company.

               (ii) Purchaser and the Company agree to cooperate with and use all Commercially Reasonable Efforts to assist the Appointed Experts, including by furnishing all information reasonably requested by them, in performing the services specified hereby, and to negotiate in good faith to resolve the disputes.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and Guarantor, jointly and severally, hereby represent and warrant to the Purchaser as at the date hereof as follows:

SECTION 3.01. INCORPORATION AND AUTHORITY OF THE COMPANY. The Company is a company duly organized, validly existing under the laws of Sweden, and has all necessary corporate power and authority to own, lease and operate its respective Properties, to conduct its respective business as now being conducted and to enter into this Agreement, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, and, subject to the approval of this Agreement and the transactions contemplated hereby by Guarantor (the "COMPANY'S STOCKHOLDER APPROVAL") to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, subject to the Company's Stockholder Approval. This Agreement has been, and at the Closing Date the Transfer and Assumption Agreement and the other agreements and instruments required pursuant hereto and to which the Company is a party will have been, duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser of this Agreement and by the Purchaser and each other party (other than the Company) to any other document delivered hereunder), this Agreement, the Transfer and Assumption Agreement and such other documents at the Closing will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Nothing in this paragraph 3.01 shall require the Guarantor to provide additional capital support to the Company.

SECTION 3.02. NECESSARY PROPERTY HELD BY SUBSIDIARIES OR AFFILIATES. Except as set forth in Section 3.02 of the Disclosure Schedule, there are no other assets or Properties owned by, or in the possession of, the Company or any Subsidiary (or any other Affiliate of the Company) which are material to and required in the conduct of the Assumed Business.

SECTION 3.03.  NO CONFLICT.

(a) Except as set forth in Section 3.03 of the Disclosure Schedule, the Company is not in violation or default in any material respect (and is not in default in any respect regarding any indebtedness, loan or credit agreement) under any indenture, agreement or instrument involving or relating to the Assumed Business to which it is a party or by which it or any of its assets or properties relating to the Assumed Business may be bound.

     The Company is not in default under any order, writ, injunction, judgment or decree of any Governmental Authority or arbitrator(s) relating to the Assumed Business.

(b) Assuming all consents, approvals, authorizations, orders and other actions described in Section 3.04 have been obtained and/or taken, and all filings and notifications described in Section 3.04 have been made, except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, the execution, delivery and performance of this Agreement and of the Transfer and Assumption Agreement by the Company, the transfer of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the charter documents of the Company, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or the Assumed Business, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company relating to the Assumed Business pursuant to any Contract, Permit or other instrument relating to such assets or properties to which the Company is a party or by which any of such assets or properties is bound or affected, except for such conflicts, violations, breaches or defaults which, individually or in the aggregate, do not have, and are not reasonably likely to have, a Material Adverse Effect.

SECTION 3.04. CONSENTS AND APPROVALS. The execution and delivery by the Company of this Agreement, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by the Company in connection herewith, the transfer and sale of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby do not, and the Company's performance of this Agreement, the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by the Company in connection herewith will not, require any consent, approval, authorization, order or other action by, or filing with or notification to, any Governmental Authority, except the approval of the Singapore insurance regulatory authorities.

SECTION 3.05. FINANCIAL INFORMATION.

The Company has heretofore delivered to the Purchaser true and complete copies of the Company's Annual Statutory Statements and the Quarterly Statements. Each of the Annual Statutory Statements (which have been audited) and Quarterly Statements was prepared in accordance with the books and records of the Company and in accordance with GAAP and on a basis consistent with previous statements, and presents fairly, in all material respects the assets, Liabilities, capital and surplus of the Company at the respective dates thereof and the results of operations and cash flows of the Company for the respective periods then ended. Each of the Company's Annual Statutory Statements and Quarterly Statements (i) complies in all material respects with Swedish law and regulations (ii) was complete and correct in all material respects when filed, (iii) was filed with or submitted to the appropriate authority in a timely manner on forms prescribed or permitted . Except as set forth in Section 3.05 of the Disclosure Schedule, no material deficiency has been asserted with respect to any of the Company's Annual Statutory Statements or Quarterly Statements by any Governmental Authority. The Purchaser confirms the receipt (but only the receipt) of such statements.

The Guarantor represents and guarantees that the transfer of SEK 2 billion of subordinated loan in the Guarantor's balance sheet to guarantee capital has been accomplished and that such equity is free and available to satisfy all policyholders' and creditors' claims, including the Guarantor's guarantee to the Purchaser.

SECTION 3.06. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section
3.06 of the Disclosure Schedule, there are no debts, Liabilities, obligations or commitments of the Company involving or relating to the Assumed Business of any kind whatsoever, whether accrued, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, contingent, absolute, known or unknown, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a debt, Liability, obligation or commitment other than:

              (a) as, and to the extent, reflected or reserved against in the September 30, 2001 Balance Sheet.

              (b) as, and to the extent, specifically disclosed in any of the subsections of this Article III or the Disclosure Schedule;

              (c) Liabilities incurred since the date of the September 30, 2001 Balance Sheet in the ordinary course of business and consistent with past practice, which, individually and in the aggregate, would not have a Material Adverse Effect.

SECTION 3.07.  CERTAIN EVENTS.

(a) Except as set forth in Section 3.07 of the Disclosure Schedule, since September 30, 2001 there has been no change in the business, operations, assets, Properties, condition (financial or otherwise) or results of operations of the Company involving or relating to the Assumed Business which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

(b) Except as set forth in Section 3.07 of the Disclosure Schedule since September 30, 2001 the business of the Company involving or relating to the Assumed Business has been conducted only in the ordinary course of business consistent with past practice and there has not been, except as contemplated hereby:

               (i) any material change in the underwriting, reinsurance, accounting, establishment of reserves, investment or claims adjustment policies and practices of the Company involving or relating to the Assumed Business, including, without limitation, any change which has had the effect of materially accelerating the recording and billing of premiums or accounts receivable or retarding the payment of expenses or establishing Reserves in connection with the Assumed Business, or has had the effect of materially altering, modifying or changing the historic operating, financial or accounting practices or policies of the Company involving or relating to the Assumed Business;

                (ii) any severance or termination agreement or arrangement entered into, or amended, between the Company and a director, officer or other employee or consultant for a material engagement of the Company;

               (iii) any indebtedness incurred by the Company for borrowed money involving or relating to the Assumed Business;

               (iv) the creation of any Encumbrance on all or any portion of any material assets, Properties or rights of the Company involving or relating to the Assumed Business;

               (v) any amendment, modification, alteration, failure to renew or termination of any Contract or Reinsurance Agreement involving or relating to the Assumed Business which, individually or in the aggregate with such other amendments, modifications, alterations, failure to renew or terminations, has had or could reasonably be expected to have a Material Adverse Effect;

               (vi) any waiver of any rights of material value or any cancellation or forgiveness of any claims, debts or accounts receivable owing to the Company and relating to the Assumed Business other than in the ordinary course of business and consistent with past practice;

               (vii) any transaction or commitment made, or any contract or agreement entered into, between the Company on the one hand, and any of its Affiliates on the other hand and involving or relating to the Assumed Business;

               (viii) any entry into any joint venture, partnership or similar arrangement with any Person involving or relating to the Assumed Business;

               (ix) any authorization, approval, agreement or commitment to do any of the foregoing; or

               (x) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect on the Assumed Business.

SECTION 3.08. INSURANCE RESERVES AND REPORTS.

(a) Since September 30, 2001 the Company has not adjusted its Reserves except in the ordinary course of business consistent with past practice.

(b) The Company has delivered or made available to the Purchaser true and complete copies of all actuarial reports, actuarial certificates and loss and loss adjustment expense reserve reports prepared by the Company or the Company's Accountants or actuaries and any other report prepared by any third party actuarial consultant on behalf of or made available to the Company or any of its Affiliates, in each case relating to the Reserves of the Company for any period ended on or after December 31, 1999 (to the extent such documents exist).

SECTION 3.09. JUDGMENTS, DECREES AND ORDERS. Except as set forth in Section 3.09 of the Disclosure Schedule, neither the Company nor any of its directors, officers or employees (in their capacity as such) is a party to or subject to any judgment, decree, order, writ, award, or injunction of any Governmental Authority or arbitrator which, individually or in the aggregate with all such other judgments, decrees, orders, writs, awards and injunctions, has had or is reasonably likely to have a Material Adverse Effect on the Assumed Business. There is no default in any material respect on the part of the Company with respect to any judgment, order, writ, arbitration award, injunction, decree or award of any Governmental Authority or arbitrator to which it is subject.

SECTION 3.10. LITIGATION. Except as set forth in Section 3.10 of the Disclosure Schedule, there are no claims, actions, suits, investigations, arbitrations or legal, administrative or other proceedings pending and, to the knowledge of the Company, none are threatened, against or affecting the Company relating to the Assumed Business at law or in equity, or before or by any Governmental Authority or arbitrator.

SECTION 3.11. COMPLIANCE WITH LAWS. The Company is in compliance with (a) the terms of its certificate or articles of incorporation, its by-laws and any other charter or organization documents, (b) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether local or foreign, applicable to the Company and by which any of the Assumed Business may be bound, (c) all applicable licenses, authorizations, orders, writs, judgements, injunctions, awards and decrees of any court, or other Governmental Authority, or any arbitrator involving or relating to the Assumed Business and (d) its Permits, except, in the case of clauses (b), (c) and (d), where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Assumed Business.

SECTION 3.12. LICENSES AND PERMITS. Except as set forth in Section 3.12 of the Disclosure Schedule, the Company has all governmental licenses, permits and authorizations (other than those relating to the writing of insurance which are covered by the next sentence) necessary to carry on the Assumed Business now being conducted by the Company (collectively, the "PERMITS"), all of which are valid and in full force and effect, except for such Permits the absence of which, individually or in the aggregate, would not have a Material Adverse Effect on the Assumed Business. Section 3.12 of the Disclosure Schedule lists all jurisdictions in which the Company is licensed, authorized or permitted to write insurance or reinsurance. The Company has been duly authorized by the relevant insurance regulatory authorities to write the lines of insurance or reinsurance that it is currently writing in the respective jurisdictions in which it does business. Except as set forth in Section 3.12 of the Disclosure Schedule, the Company does not conduct any business or underwrite reinsurance in any foreign jurisdiction which requires any license or approval for the Company to conduct the Assumed Business as currently conducted.

SECTION 3.13. PROPERTY. Except as set forth in Section 3.13 of the Disclosure Schedule, the Company has good and marketable title to all its Property material and necessary for the conduct of the Assumed Business free and clear of all Encumbrances except (i) liens for Taxes and assessments not yet payable; (ii) liens and imperfections of title which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, the Properties subject thereto or affected thereby; and (iii) pledges of collateral securing Credit for Reinsurance Facility(ties), where such collateral will be released as of the Closing.

SECTION 3.14.  ASSUMED AND CEDED REINSURANCE AGREEMENTS.

(a) As used in this Agreement, the term "REINSURANCE AGREEMENTS" shall mean all assumed and ceded reinsurance and retrocession agreements, contracts, treaties, obligations, instruments or other reinsurance or retrocession commitments, arrangements or undertakings of any kind to which the Company is a party or by which the Company or any of its respective Properties may be bound or affected.

(b) All of the Reinsurance Agreements and Credit for Reinsurance Facilities are valid, binding and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto in accordance with their terms and are in full force and effect. Except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company is not, and to the knowledge of the Company, no other party thereto is, in or claimed to be in material breach or material default under any such Reinsurance Agreement or Credit for Reinsurance Facility, and, to the knowledge of the Company, no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under, or would permit modification, cancellation, acceleration or termination of, any such Reinsurance Agreement or Credit for Reinsurance Facility or result in the creation of any material Encumbrance upon, or result in any Person obtaining any right to acquire, any Properties, assets or rights of the Company. Except as set forth in Section 3.14(b) of the Disclosure Schedule, there are, to the knowledge of the Company, no unresolved disputes under any such Reinsurance Agreement or Credit for Reinsurance Facility.

(c) Except as set forth in Section 3.14(c) of the Disclosure Schedule, the monies or debts due to the Company as reflected on the September 30 Balance Sheet are, and all such receivables to be included in the Closing Date Balance Sheet and Closing Balance Sheet will be, (i) legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (ii) not subject to any valid set-off or counterclaim, (iii), collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable Reserve reflected in the September 30, 2001 Balance Sheet or in the Closing Date Balance Sheet and Closing Balance Sheet, as the case may be, (iv) not the subject of any claims, actions, suits, arbitrations or other proceedings brought by or on behalf of the Company or by the account debtor, and (v) not subject to any pledge as collateral by the Company.

SECTION 3.15.  OTHER CONTRACTS.

(a) Set forth in Section 3.15 of the Disclosure Schedule is a complete and accurate list of (x) each Contract which is material to the Assumed Business and
(y) without regard to materiality, each of the following Contracts involving or relating to the Assumed Business (access to correct and complete copies or, if none exist, written descriptions, of all Contracts called for by clauses (x) and
(y) having been provided to the Purchaser):

               (i) All Contracts involving or relating to the Assumed Business out of the ordinary course of business representing, individually or in the aggregate, non-terminable future Liabilities in excess of $100,000;

               (ii) All Contracts with any Person containing any provision or covenant limiting the ability of the Company to engage in the Assumed Business in any geographical area or to compete with any Person;

               (iii) All reinsurance pools relating to the Assumed Business pursuant to which the Company has assumed reinsurance risks currently in force and all assigned pools relating to the Assumed Business in which the Company is participating;

               (iv) Each Contract (other than Contracts cancelable at will or with thirty (30) days' notice, in each case without penalty) involving or related to the Assumed Business which obligates the Company to provide services to a third party; and

               (v) Any power of attorney relating to the Assumed Business which is currently effective and outstanding, other than powers of attorney which are required by law or which have been granted pursuant to requirements of applicable state insurance or securities rules and regulations.

(b) All of the Contracts referred to in clause (a) above are, to the knowledge of the Company, valid, binding and enforceable against the parties thereto in accordance with their terms and are in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company is not, and to the best of the knowledge of the Company, no other party thereto is, in or claimed to be in material breach or material default under any Contract referred to in clause (a) above, and no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under or would permit modification, cancellation, acceleration or termination of, any Contract referred to in clause (a) above or result in the creation of any material Encumbrance upon, or any Person obtaining any right to acquire, any Properties, assets or rights of the Company involving or relating to the Assumed Business. There are no unresolved disputes under any Contract referred to in clause (a) above. Except as set forth in Section 3.15(b) of the Disclosure Schedule, no material Contract contains any provision providing that any other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement.

SECTION 3.16.  EMPLOYEE BENEFIT MATTERS.

(a) Set forth in Section 3.16 of the Disclosure Schedule is a complete and correct list of all Plans. The Purchaser will have no Liability under any Plan (other than Liabilities vis-a-vis Continuing Employees attributable only to the period after the Closing Date and only under any Plan that is transferred to the Purchaser by operation of law).

(b) Except pursuant to Plans or agreements set forth in Section 3.16 of the Disclosure Schedule, which sets forth a true and complete description of all terms and benefits relating to the Employees, no benefit under any plan or agreement between the Company or any Employee has been agreed or will be triggered or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated hereby or shall give the Employee any right against the Purchaser.

SECTION 3.17. TAXES. Except as set forth in Section 3.17 of the Disclosure
Schedule:

(a) All Tax Returns required to be filed in respect of the Company or with respect to the Assumed Business that are due, taking into account timely extensions of the filing period, on or prior to the Closing Date have been duly and timely filed (or will have been duly and timely filed by the Closing Date) in accordance with all applicable laws and each such Tax Return is correct, accurate and complete in all material respects. With respect to the Assumed Business, the Company has (or will have by the Closing Date) paid, or has (or will have by the Closing Date) made a specific provision for Taxes (as opposed to any reserve for deferred Taxes to reflect timing differences between book and Tax income) on its books for the payment of, all Taxes, whether or not yet due and payable and whether or not disputed, in respect of the periods covered by Tax Returns which are due on or before the Closing Date, and has (or will have by the Closing Date) accrued or otherwise adequately reserved on its books for the payment of all Taxes for periods beginning before and ending after the Closing Date for which Tax Returns have not yet been filed.

(b) The Company has made all withholdings of Taxes with respect to the Assumed Business required to be made under all applicable local and foreign Tax laws and regulations on or before the Closing Date in connection with payments made to any employee, former employee, creditor, shareholder, affiliate, customer or supplier, and to the extent required to be paid, such withholdings have been paid to the respective governmental agencies.

(c) There have been made available to the Purchaser true and complete copies of all material Tax Returns with respect to the Assumed Business, as may be relevant to the Assumed Business since the incorporation of the Company.

(d) No deficiencies, adjustments, or changes in assessments for any Taxes have been proposed, asserted or assessed with respect to the Assumed Business. All Liabilities in respect of income Taxes with respect to the Assumed Business have been finally determined for all taxable years prior to and including the years set forth in Section 3.17(d) of the Disclosure Schedule. There is no action, suit, proceeding, audit, investigation or claim pending or, to the best knowledge of the Company, threatened, in respect of any Taxes with respect to the Assumed Business, including as a transferee of the assets of, or successor to, any entity. All deficiencies proposed as a result of any audits have been paid or finally settled and no deficiencies have been proposed in the course of any pending audit.

(e) There are no material Encumbrances for Taxes upon the assets of the Company except Encumbrances for Taxes not yet due and payable.

(f) Section 3.17(f) of the Disclosure Schedule contains a list of all territories and jurisdictions (foreign or domestic) to which any tax is properly payable with respect to the Assumed Business. No claim has ever been made by any taxing authority in a jurisdiction in which the Company does not file tax returns that it is or may be subject to Tax in that jurisdiction with respect to the Assumed Business.

SECTION 3.18. AGENTS.

(a) To the best of Company's knowledge, all Persons through whom the Company has placed or sold reinsurance and insurance are duly licensed (to the extent such licensing is required) to sell or place reinsurance and insurance in the jurisdictions where they do so on behalf of the Company. Set forth in Section
3.18 of the Disclosure Schedule is a complete and accurate list of each agency, brokerage, consultation or representation Contract with any agent, managing general agent, reinsurance intermediary, claims adjuster or administrator or broker of the Company who (i) generated more than 10% of the aggregate net written premium of the Company during the years ended December 31, 1999 or December 31, 2000 or for the nine months ended September 30, 2001; or (ii) to whom any underwriting or claims settlement authority has been delegated by the Company. Except as set forth in Section 3.18 of the Disclosure Schedule, the Company is not a party to any fronting or similar agreement to assume or cede reinsurance or insurance for any other Person.

SECTION 3.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

SECTION 4.01. INCORPORATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Bermuda and has all necessary corporate power and authority to enter into this Agreement, to own, lease and operate its respective properties, to conduct its respective business as now being conducted, and on the Closing Date enter into the Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement, Transfer and Assumption Agreement and each other agreement and instrument required to be executed and delivered by it pursuant hereto and the consummation by it of the transactions contemplated hereby and thereby, have been, or will be prior to the Closing Date, duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of the Purchaser necessary to authorize the foregoing.

SECTION 4.02. NO CONFLICT. Assuming all consents, approvals, authorizations, orders and other actions described in Section 4.04 have been obtained and/or taken, all filings and other notifications described in Section 4.04 have been made, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement and the Transfer and Assumption Agreement and the transfer of the Assumed Business pursuant to this Agreement and the Transfer and Assumption Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the respective Certificates of Incorporation or By-laws (or other similar applicable documents) of the Purchaser (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Purchaser is a party or by which any of such assets or properties is bound or affected, which conflict, violation, breach or default in the case of clauses (b) and (c) would have, or is reasonably likely to have, a Material Adverse Effect with respect to the Purchaser.

SECTION 4.03. ABSENCE OF LITIGATION. No claim, action, proceeding or investigation is pending against Purchaser or any of its Affiliates which seeks to materially delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict their ability to consummate the transactions contemplated hereby.

SECTION 4.04. CONSENTS AND APPROVALS. The execution and delivery of this Agreement, the Transfer and Assumption Agreement and the purchase of the Assumed Business pursuant to this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not, require any consent, approval, authorization, order or other action by, or filing with or notification to, any Governmental Authority, except for the approval of the Bermuda authorities and the registration of a branch in Sweden

SECTION 4.05. FINANCIAL ABILITY. The Purchaser has the financial resources to perform its obligations under this Agreement and the Transfer and Assumption Agreement.

SECTION 4.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

SECTION 4.07. MANAGEMENT COMPANY. On the Closing Date the company that has executed the Administrative Services Agreement will be a corporation duly incorporated, validly existing and in good standing and shall have all necessary corporate power and authority to enter into the Administrative Services Agreement and have all necessary corporate and other powers to perform its obligations thereunder.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

The Company hereby covenants and agree as follows:

SECTION 5.01.  PRE-CLOSING AGREEMENTS.

(a) Provided that the Purchaser has received its license to conduct business in Bermuda (as contemplated by this Agreement) by December 17th, 2001, the Company will "Front" the Assumed Business underwritten in Singapore until such time as the Purchaser receives its license in Singapore at which time Purchaser shall succeed to all rights and obligations, subject to the indemnities provided for in this Agreement, of the Assumed Business as provided for in the Transfer and Assumption Agreement and the Company shall thereafter have no right, title or interest in such Assumed Business or any responsibility in relation thereto other than as indemnified hereunder. The term "Front" means the Assumed Business underwritten by the Company with an Effective Date of January 1, 2002 underwritten in the Company's name and 100% reinsured by the Purchaser. No fee will be charged to Purchaser for the Front facility.

SECTION 5.02. CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

(a) Between the date hereof and the Closing Date, the Company shall conduct the Assumed Business in the ordinary course and consistent with its prior practice except as described in Section 5.02(a) of the Disclosure Schedule or except as otherwise specifically provided in this Agreement.

(b) Except as otherwise specifically provided in this Agreement, prior to the Closing and without making any commitment on Purchaser's behalf, the Company will with respect to the Assumed Business and Purchased Assets (i) use all commercially reasonable efforts to preserve substantially intact its business organization, goodwill, Permits and insurance licenses, (ii) comply in all respects with all laws, statutes, ordinances, rules and regulations applicable to the Company, (iii) use all commercially reasonable efforts to preserve the current relationships of the Company with its brokers, reinsurance intermediaries, ceding companies, reinsurers, agents, managing general agents, suppliers and other persons with which the Company has significant business relationships, and (iv) perform its obligations under all Reinsurance Agreements, Contracts and commitments to which it is a party or by or to which it is bound or subject, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Prior to the Closing Date, the Company will maintain its books and records in the usual, regular and ordinary manner consistent with past practices; and use commercially reasonable efforts to continue in full force and effect all policies of insurance (other than Reinsurance Agreements) maintained in the ordinary course of business or comparable substitute policies and will promptly notify the Purchaser of any cancellation or non-renewal of such insurance.

(d) The Company will not amend, commute, terminate or waive any of its rights under any Reinsurance Agreement pursuant to which the Company has ceded or transferred any portion of its obligations or Liabilities.

(e) The Company will commence preparation of and, consistent with past practice and on a timely basis, if required prior to the Closing Date, file with or submit to any regulatory authority with which the Company is required to make such filings or submissions, and, if filed prior to the Closing Date, deliver to the Purchaser true and complete copies of, any quarterly statement for each quarter of 2001 ended prior to the Closing Date, and the annual statutory statement for 2001, together with all related notes, exhibits and schedules thereto. All such quarterly and annual statements filed with or submitted to any regulatory authority (i) shall be prepared from the books of account and other financial records of the Company, (ii) on forms prescribed or permitted thereby,
(iii) shall be prepared on a basis consistent with the past practices of the Company (except as set forth in the notes, exhibits or schedules thereto), and shall comply on their respective dates of filing or submission with the laws of all jurisdictions, (iv) shall present fairly the assets, Liabilities, capital and surplus or equity, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby (in the case of quarterly statements, subject to normal estimation of accruals and reserves and normal year-end audit adjustments).

(f) Prior to the Closing, the Company will not amend its Charter or By-laws or any of its corporate documents, merge or consolidate or sell all or substantially all of its assets or obligate itself to do so, with or into or to any other entity, without the prior written consent of the Purchaser.

(g) Except as otherwise specifically permitted by this Agreement or as set forth in the Disclosure Schedule, without the prior written consent of the Purchaser, the Company will not, prior to the Closing:

               (i) change in any material respect its accounting methods, principles or practices involving or relating to the Assumed Business except as by law or change in any material respect its underwriting, reinsurance, establishment of reserves, investment or claims adjustment policies or practices involving or relating to the Assumed Business;

               (ii) create, incur, assume, maintain or permit to exist any Encumbrances on any Property of the Assumed Business;

               (iii) pay or discharge any material claim, Liability or Encumbrance involving or relating to the Assumed Business (whether absolute, accrued, contingent or otherwise), or waive any right involving or relating to the Assumed Business, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

               (iv) become a party to any agreement (other than Reinsurance Agreements in the ordinary course of business consistent with past practice) which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule, or, other than in the ordinary course of business and consistent with past practice, amend or terminate any existing Reinsurance Agreement or, other than in the ordinary course of business and consistent with past practice, amend or terminate any other Contract involving or relating to the Assumed Business;

               (v) dispose of or acquire any assets of the Assumed Business other than in the ordinary course of business for fair value and consistent with past practice;

               (vi) with respect to the Investment Portfolio, upon the sale or maturity of any fixed income securities, the Company shall not reinvest the proceeds of such fixed income securities except in United States Treasuries or mutually agreed liquid fixed income investments;

               (vii) abandon, modify, waive, terminate or otherwise change any of the insurance licenses described in Section 3.12 of the Disclosure Schedule or Permits of the Company involving or relating to the Assumed Business, except as may be required by law or by any applicable insurance or other regulatory authority;

               (viii) enter into any commutation of any retrocession agreements;

               (ix) enter into any transaction, commitment, contract or agreement involving or relating to the Assumed Business between the Company on the one hand and any of its Affiliates on the other hand;

               (x) enter into any joint venture, partnership, managing general agency or similar arrangement with any Person involving or relating to the Assumed Business;

               (xi) settle or compromise any material claims against the Company involving or relating to the Assumed Business (other than the payment of claims on Reinsurance Agreements in the ordinary course of business consistent with past practice);

               (xii) take any action or course of action inconsistent with its compliance with the covenants and agreements contained in this Agreement; or

               (xiii) take or agree to commit to take any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time.


SECTION 5.03. ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, the Company shall cause its respective officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, books and records of the Company and to its respective officers, employees, agents, accountants and actuaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and Assumed Business of the Company as are available to the Company or as may be prepared or compiled by the Company without undue burden or expense as the Purchaser may from time to time reasonably request. No investigation or access to information pursuant to this
Section 5.03 shall affect any representation or warranty made by the Company to the Purchaser hereunder or otherwise affect the rights and remedies available to the Purchaser hereunder.

SECTION 5.04. REGULATORY AND OTHER CONSENTS AND AUTHORIZATIONS; THIRD PARTY CONSENTS.

(a) Each party hereto will use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities including, without limitation, the insurance regulatory authorities of Sweden, Singapore and Bermuda that may be or become necessary (including all informational and notice filings) for its execution, delivery and performance of this Agreement, the Transfer and Assumption Agreement and the transfer of the Assumed Business (such Governmental Authorities, the "APPLICABLE INSURANCE DEPARTMENTS"), and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Company agrees to promptly make all initial filings with the Applicable Insurance Departments upon the execution of this Agreement and to supply promptly any additional information and documentary material that may be requested by any Applicable Insurance Department in connection therewith. The Company agrees to provide a draft of any filings to the Purchaser for its review and to consult with the Purchaser relating to any issues arising as a result of the Purchaser's review, prior to the submission of such filings by the Company to the Applicable Insurance Departments; provided that such consultation does not delay the timely filing of such filings or any amendments or supplements thereto and it being agreed that the final determination as to the content of such filings or any amendments or supplements thereto shall remain with the Company. The Company agrees to provide the Purchaser with a copy of such filings and each amendment or supplement thereto in final form upon the submission thereof to the Applicable Insurance Departments. The Company and the Purchaser each agree to make all other appropriate filings with the Applicable Insurance Departments and such other filings as may be required under the insurance laws of any other jurisdiction in which the Company does business. The parties hereto will not knowingly take any action that will have the effect of materially delaying, impairing or impeding the receipt of any required approvals.

(b) From the date hereof to the Closing Date the Company will use its commercially reasonable efforts to obtain the written consents, in form and substance reasonably satisfactory to the Purchaser, of (i) the other party to all contracts and other agreements to be transferred pursuant to the Transfer and Assumption Agreement which by their terms or otherwise require the consent of such party to the assignment thereof to Purchaser (including all retrocession arrangements), consenting to such assignment, and (ii) any other party to, or beneficiary of, or obligee with respect to, any Credit for Reinsurance Facility to be transferred, amended or replaced pursuant to the Transfer and Assumption Agreement, to the assignment of such Credit for Reinsurance Facility (including the transfer to Purchaser of any assets of the Company which are subject to Encumbrances in connection with such Credit for Reinsurance Facilities), consenting to such transfer, amendment or replacement, and that the Company will, at the Closing Date, deliver to the Purchaser such consents as have then been received by the Company. The Company further agrees that, at all times after the Closing Date, at the reasonable request of the Purchaser, the Company will use all commercially reasonable efforts to cooperate fully with the Purchaser in order to obtain any such consents not previously obtained by the Company.

SECTION 5.05. NO SOLICITATION OF EMPLOYEES. For a period of three years following the Closing and other than through ordinary help-wanted advertising,
(a) the Company and the Guarantor shall not, directly or indirectly, actively solicit or induce any employee of the Purchaser or any of its subsidiaries (including any Employee employed by the Purchaser following the Closing) to leave such employment and become an employee of the Company or the Guarantor or any of their Affiliates and (b) the Purchaser shall not, directly or indirectly, actively solicit or induce any employee of the Company to leave such employment and become an employee of the Purchaser or any of its Affiliates; PROVIDED, HOWEVER, that nothing in this Section 5.05 shall prohibit the Company or the Guarantor or any of their Affiliates or the Purchaser or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation (it being understood that ordinary help wanted advertising shall not be considered solicitation) by the Company or the Guarantor or any of their Affiliates or the Purchaser or any of its Affiliates, as the case may be.

SECTION 5.06. USE OF NAME. Anything herein to the contrary notwithstanding, the Purchaser shall not acquire any interest in the name "Folksam International" or any logo, trademark or trade name including such name (collectively, the "RETAINED NAMES AND MARKS").

SECTION 5.07.  NO SOLICITATION OF OFFERS, ETC.

(a) The Company shall not, nor shall it permit any of its Affiliates to, nor shall it authorize or permit any of its or their officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by them to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, the making of any offer or proposal which constitutes or reasonably may be expected to lead to any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time the Board of Directors of the Guarantor determines in good faith, based on the advice of counsel, that it is necessary to do so in order to comply with its fiduciary duties to it's stockholders under applicable law, the Company may, in response to a Superior Proposal (as defined in Section 5.07(b)) which was not solicited by it or which did not otherwise result from a breach of this
Section 5.07(a), and subject to providing prior written notice of its decision to take such action to the Purchaser and compliance with Section 5.07(b), (x) furnish information with respect to the Company and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions and/or negotiations regarding such Superior Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the consolidated net revenues, net income or assets of the Company, or 50% or more of any class of equity securities of the Company, or any merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than (i) the transactions contemplated by this Agreement and (ii) transactions that would not prevent the consummation of the transactions contemplated by this Agreement.

(b) Except as expressly permitted by this Section 5.07, neither the Board of Directors of the Guarantor nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event of any Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of this Section 5.07, the Board of Directors of the Company may terminate this Agreement and, concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal, and withdraw its approval and recommendation of the transactions contemplated hereby and approve and recommend to its stockholders a Superior Proposal, but only at a time that is after the second Business Day following the Purchaser's receipt of written notice advising the Purchaser that the Board of Directors of the Company is prepared to accept a Superior Proposal and specifying the material terms and conditions of such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal made by a financially responsible third party which the Board of Directors of the Company determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than this Agreement and the transactions contemplated hereby.

SECTION 5.08. FEES AND EXPENSES.

(a) Subject to the provisions of Section 5.08(b) and except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b) In the event that (i) the Company's Stockholder Approval is not obtained as a result of direct solicitation of the Company's stockholders by a third party (the "THIRD PARTY") and thereafter this Agreement is terminated by either (i) the Purchaser or (ii) the Company pursuant to this Agreement, then the Company shall promptly, but in no event later than two (2) days after the date of such termination, pay the Purchaser a fee equal to $1 million (the "TERMINATION FEE"), payable by wire transfer of same day funds.

SECTION 5.09. INVESTMENT PORTFOLIO. Prior to the Closing Date, the Company shall update the Investment Portfolio as of the end of each month and shall deliver the updated Investment Portfolio to the Purchaser within fifteen (15) Business Days of the end of such month.

SECTION 5.10.  NOTICE OF CERTAIN MATTERS.

(a) Prior to the Closing Date, the Company shall give prompt notice in writing to the Purchaser of: (i) any information that indicates that any representation or warranty of the Company contained herein was not true and correct in any material respect as of the date hereof or will not be true and correct in any material respect as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified herein, (iii) any notice or other written, or, to the knowledge of any senior officer of the Company, oral communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Reinsurance Agreement or material Contract, and
(v) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the Assumed Business.

(b) Prior to the Closing Date, the Purchaser covenants and agrees to give prompt notice in writing to the Company of: (i) any information that indicates that any representation or warranty of the Purchaser contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified herein,
(iii) any notice or other written or, to the knowledge of any senior officer of the Purchaser, oral communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iv) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the Purchaser.

(c) The giving of any such notice under this Section 5.10 or the providing of the financial statements contemplated by Section 5.11 shall in no way change or modify the Company's or the Purchaser's representations and warranties or the conditions to either party's obligations contained herein or otherwise affect the remedies available to the Purchaser or the Company hereunder.

SECTION 5.11. INTERIM FINANCIAL STATEMENTS.

(a) The Company shall, as soon as available, but no later than sixty (60) days after the end of the relevant month or quarter, as the case may be, deliver promptly to the Purchaser any and all quarterly financial statements for the Company, unaudited, prepared for the management of the Company after the date of this Agreement and prior to the Closing Date. In addition, the Company will deliver to the Purchaser copies of the Company's audited 2001 Annual Statutory Statement as soon as it has been delivered by the Company's Accountants.

SECTION 5.12. AFFILIATE AGREEMENTS; INTERCOMPANY ACCOUNTS.

(a) The Company shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (i) the Company involving or relating to Assumed Business, on the one hand, and (ii) the Company or any of its Affiliates (other than the Company) involving or relating to Assumed Business, or any of the officers or directors of any of the Guarantor and its Affiliates (other than the Company) involving or relating to Assumed Business, on the other hand, to be settled in full (without any premium or penalty) at or prior to the Closing.

(b) Section 5.12(b) of the Disclosure Schedule sets forth all agreements between
(i) the Company involving or relating to the Assumed Business, on the one hand, and (ii) any of its Affiliates (other than the Company) or any of their Affiliates, on the other hand (collectively, "AFFILIATE AGREEMENTS"). Except as provided for herein, all Affiliate Agreements shall be terminated and discharged without any further liability or obligation thereunder effective at the Closing, upon terms and pursuant to instruments reasonably satisfactory to the Purchaser, unless otherwise noted on Section 5.12(b) of the Disclosure Schedule.

(c) Prior to the Closing Date, and except as provided for herein, any Property or assets owned by, or in the possession of the Company or its Affiliates (including any rights or benefits under insurance policies with respect to such Property or assets) which are used principally, or are necessary, in connection with the Assumed Business and related Liabilities shall be transferred to the Purchaser (including personal property such as desks, filing cabinets, computers and peripherals without further cost, liability or obligation to the Company or the Purchaser).

SECTION 5.13. RENEWAL RIGHTS. From and after the Closing, the Company shall refer all communications received from cedents or broker producers with respect to the Assumed Business (including, without limitation, the modification, renewal or replacement of any Reinsurance Agreement forming part of the Assumed Business) to Purchaser on an exclusive basis, and shall use commercially reasonable efforts to promote Purchaser for such business to the broker producers and ceding companies of such business. Following the Closing, the Company agrees to direct to at the contract's next anniversary date (in the case of continuous contracts) or at its renewal date (in the case of all other contracts), or in each case any earlier date agreed to by the parties, such of that business which meets Purchaser's underwriting guidelines, subject, where applicable, to the ceding company's agreement on each contract. For two (2) years from the Closing Date, the Company and the Guarantor or any of their respective Affiliates agrees for itself (including, without limitation, the Company) now or hereinafter in existence not to compete with Purchaser, to acquire or reinsure, in whole or in part, any of the business included in the Assumed Business. As used herein, the term "business" shall mean the coverage provided under the treaties included in the Assumed Business.

SECTION 5.14. CERTAIN SOFTWARE LICENSES. On the Closing Date, the Company shall transfer and assign all the Software Licenses (as defined below) to Purchaser. The Company shall take all action necessary (including, without limitation, making any required payments) to assure that any and all software licenses relating to the Assumed Business (the "SOFTWARE LICENSES") are in full force and effect and usable by the Purchaser on and after the Closing Date. Anything in this Agreement to the contrary notwithstanding, the Company hereby agrees to indemnify the Purchaser against and hold the Purchaser harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and Liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or otherwise in respect of any suit or claim of violation or infringement of the Software Licenses or the software subject thereto brought against Purchaser.

SECTION 5.15 REINSURANCE PURCHASES

The Purchaser shall for a period of 5 (five) years from the date hereof continue to be the exclusive representative of the Company and the Guarantor and all of its Affiliates and shall advise and consult in the purchase of and administration of any and all reinsurance on behalf of the Company or the Guarantor and all of its Affiliates, the expense of which shall be borne by the Company or the Guarantor. The Company and the Guarantor shall reimburse the Purchaser for its time and out of pocket expenses related to such service.

SECTION 5.16 PROFIT COMMISSION

In consideration of the agreements provided for herein, the Company shall be entitled to a "Profit Commission" on the Singapore and Stockholm business renewed by the Purchaser with an effective date during calendar years 2002, 2003, and 2004 (the three calendar years renewals shall be collectively defined as the "Renewed Business"). The term "Profit Commission" shall mean a payment equal to 25% of the profits generated on the Renewed Business (for the three calendar years taken as a whole) to the extent that the Renewed Business generates a "combined ratio" of less than 90 % (thus 25 % of the amount below a 90 % combined ratio). The combined ratio shall be the ratio of all losses (including paid losses, case Reserves and Reserves for IBNR), allocated and unallocated loss adjustment expenses, internal underwriting expenses, commissions, brokerage and retrocessional costs over the premiums earned on the Renewed Business. The Purchaser shall provide a final detailed calculation of the combined ratio for the Renewed Business as of December 31, 2005. The Profit Commission, if any, shall become due for payment and be paid in full on June 1, 2006. The Company shall have the right to audit Purchaser's calculation of the final Profit Commission as calculated as of December 31, 2005.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. COMPANY:

Except as specifically provided in Section 6.03, the Company shall be and remain solely responsible for the payment of any and all Liabilities which have arisen or may arise in connection with

               (i) any Plan, including, but not limited to, Liabilities arising from income or excise tax assessments, participant benefit claims, fiduciary conduct, or under any Swedish or foreign statute or regulation (other than Liabilities for Continuing Employees, attributable to the service after the Closing Date under any Plan transferred to the Purchaser by operation of law),

               (ii) the employment, compensation or benefits of any employee or former employee of the Company or any affiliate, including but not limited to the Employees, or the termination thereof, including, without limitation, any Liability arising out of or relating to any act or omission by the Company or any Affiliate (other than those which may arise with respect to Continuing Employees and which are attributable to the period after the Closing Date);

               (iii) any violation of or non-compliance by the Company or any Affiliate with any applicable law respecting employment, compensation or benefits of the Employees, union consultations (other than those which may arise with respect to Continuing Employees and which are attributable to the period after the Closing Date); and

               (iv) severance pay, change in control, or stay-bonus, retention or similar "pay-to-stay" arrangements (whether or not triggered by virtue of the transactions contemplated by this Agreement), accrued vacation pay, sick pay, health and medical claims and requests for reimbursements, and similar and other benefits, compensation, pension, benefits (including any Plan), damages and any other claims whatsoever, relating to any period of employment with the Company or any Affiliate on or prior to the Closing Date.

               (v) Any un- or underfunded pension liability attributable to employment with the Company or any affiliate on or prior to the Closing Date.

Except as specifically provided in Section 6.03, the Purchaser shall neither adopt, become a sponsoring employer of, and the Purchaser shall have no obligations, responsibility or Liabilities under, the Plans (including, but not limited to, any funding or payment obligation), or to the Employees with respect to any matters (other than those which may arise with respect to Continuing Employees and are attributable to the period after the Closing Date), including but not limited to the Plans.

SECTION 6.02  PURCHASER.

The Purchaser shall offer employment to certain Employees set out in EXHIBIT F to effective as of the Closing Date (such Employees, provided they accept employment with the Purchaser, the "CONTINUING EMPLOYEES"), on such terms and conditions as are mutually acceptable to the Purchaser and such Employees effective as of the Closing Date and, in so far as Swedish Employees are concerned, subject to section 6b of the Swedish Employment Protection Act. The Purchaser shall, in so far as Anders Henriksson and Lena Kjellenberg Heynes are concerned, offer employment on the same terms (retirement benefits included) as they had with the Company. The Company shall use commercially reasonable efforts to assist the Purchaser in hiring the Continuing Employees, and shall not offer other employment (or arrange to have another Person offer employment) to any such Continuing Employee without the prior written consent of the Purchaser within five years from Closing Date. The parties are however aware of the fact that the Employees are entitled to refuse to be transferred to the Purchaser. In such a case, the Company remains the employer for any refusing Employee and the Company shall remain solely responsible for such refusing employees.

Nothing herein express or implied shall be construed to prevent the Purchaser, at any time after the Closing Date, from terminating or modifying to any extent or in any respect at any time or from time to time (i) the Purchaser's employment relationship with any employee, including any Continuing Employee,
(ii) the terms and conditions of the employment of any employee, including the Continuing Employees, including but not limited to wages and/or salaries, hours and employee benefits, or (iii) any of the Purchaser's Plans, programs, arrangements or agreements.

SECTION 6.03. THE COMPANY'S CONTINUATION OF EMPLOYMENT AND PAYROLL;

From and after the Closing Date and for a period of one-hundred twenty (120) calendar days thereafter (the "120 DAY PERIOD"), the Company agrees to retain the payroll function of the Company for all Continuing Employees. During the 120 Day Period, the Company agrees that the Continuing Employees shall render their services exclusively for and at the direction of the Purchaser. The Purchaser shall reimburse the Company for all salaries, benefits and other direct compensation related costs associated with the Company's undertakings under this
Section 6.03 which are incurred during the 120 Day Period.

SECTION 6.04 OBLIGATIONS OF THE COMPANY UNTIL CLOSING DATE;

The Company undertakes to Purchaser that until the Closing Date, the Company;

               (i) shall not dismiss any of the Continuing Employees, except with the written consent of Purchaser,

               (ii) shall not vary the employment terms of any of the Continuing Employees, except with the written consent of Purchaser or as stipulated in any applicable central collective bargaining agreement or as may follow by operation of law, and

SECTION 6.05 OTHER EMPLOYEES.

The parties expressly agree that the Purchaser is obliged only to take over the Continuing Employees . The Company shall indemnify Purchaser against any liabilities, costs, claims and demands resulting from or made by any other person than the Continuing Employees who by law or contract has a right to employment or re-employment with the Purchaser on or after the Closing Date as a result of the transfer of the Assumed Business under this Agreement.

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01. INDEMNITY.

The Company and the Guarantor agree to indemnify and hold harmless the Purchaser against (i) all Taxes of the Company, or any subsidiary or Affiliate of the Company and (ii) all Taxes imposed with respect to the Assumed Business for any pre-closing period . The Purchaser shall be responsible for, and shall indemnify and hold harmless the Company and the Guarantor against all Taxes in respect of the Assumed Business for which the Purchaser is not eligible for indemnification pursuant to the first sentence hereof. Nothing in this Section 7.01 shall be interpreted as requiring the Purchaser to make payments of any Taxes to any taxing authority before the Closing Date.

SECTION 7.02. CONTESTS.

(a) After the Closing, the Purchaser shall reasonably promptly after becoming aware notify the Company in writing of the commencement of any Tax audit or administrative or judicial proceeding and shall also separately notify the Company in writing of any demand or claim on the Purchaser which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification by the Company under this Article VII. Such notice shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability.

(b) The Company, promptly after receiving notice, may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought against the Company under this Article VII (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "CONTEST"). If the Company elects to direct the Contest of an asserted Tax liability, the Purchaser shall cooperate in all reasonable respects, at the Company's expense, in each phase of such Contest. If the Company does not either reasonably promptly give notice to direct the Contest or commence the direction of the Contest or if it contests its obligation to indemnify under Section 7.02, the Purchaser may pay, compromise or contest, at its own expense, such asserted liability without waiving any of its rights to indemnification hereunder. However, in such case, the Purchaser may not settle or compromise any asserted liability over the objection of the Company; provided, however, that the Company's consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, each of the Purchaser and the Company may participate, at their own expense, in the Contest. If the Company chooses to direct the Contest, the Purchaser shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Company as the Company may designate to represent the Purchaser or its successor in the Contest insofar as the Contest involves an asserted Tax liability for which the Company would be liable under this Article VII, PROVIDED that the Company shall not, without the Purchaser's consent, which shall not be unreasonably withheld or delayed, (x) agree to any settlement with respect to any Tax if such settlement would likely materially adversely affect the future Tax liability of the Purchaser for any periods ending after the Closing Date other than through the use of losses or credits arising in periods or portions thereof ending on or prior to the Closing Date or (y) agree to any settlement of such claim or cease to defend against such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Purchaser. If, with respect to any proposed settlement referred to in clause (x) of the previous sentence, the Company proposes in good faith to settle a claim, suit, action or proceeding with respect to any Tax, which settlement offer is accepted by the relevant taxing authority, the Purchaser may elect to continue to contest such claim, suit, action or proceeding; provided that notwithstanding how such matter is ultimately settled or decided, the liability of the Company with respect to such claim, suit, action or proceeding shall be no greater than the amount which would have been payable if the Purchaser had consented to the settlement proposed by the Company.

(c) The Purchaser shall have the sole obligation and right to direct, at its own expense, a Contest regarding any Tax Return for any taxable period commencing after the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis with the Purchaser; PROVIDED, HOWEVER, that the Purchaser shall advise and consult with the Company regarding the status of any such Contest that involves an asserted Tax liability for which the Company would be liable under this Article VII and provided, further, that, Purchaser shall not, without the prior written consent of the Company (which shall not be unreasonably withheld or delayed) settle any such contest.

SECTION 7.03. COOPERATION AND EXCHANGE OF INFORMATION.

The Company and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities, but in no event shall either party be required to disclose to the other party any information relating to its operations other than the Company. The Company and the Purchaser shall make their employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. The Company and the Purchaser will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Assumed Business for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of: (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods; or
(ii) six years following the due date (without extension) for such returns. After such time, before either the Company or the Purchaser shall dispose of any of such books and records, at least ninety calendar days prior written notice to such effect shall be given to the other party, and such other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as such party may select; provided, however, that in no event shall either party be required to disclose to the other party any information relating to its operations other than the Assumed Business. Any information obtained under this Section 7.03 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

SECTION 7.04.  CONVEYANCE TAXES.

The Company agrees to assume liability for and to hold the Purchaser harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar Taxes incurred as a result of the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

SECTION 7.05.  MISCELLANEOUS.

(a) The Company and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VII and under other indemnity provisions of this Agreement, as adjustments to the purchase price for Tax purposes and that such agreed treatment shall govern for Tax purposes hereof.

(b) Regardless of whether a Contest is commenced, if the Company becomes aware of the commencement of any Tax audit or administrative or judicial proceeding which could result in any liability for which the Company has agreed to indemnify the Purchaser or the Company pursuant to the provisions of Section 7.01, the Company shall reasonably promptly so inform the Purchaser in writing (if it has not previously done so).

(c) All indemnities under this Article VII shall be paid dollar-for-dollar, in accordance with their terms.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01. CONDITIONS TO OBLIGATIONS OF THE COMPANY . The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects as of the Closing (except where the failure to be so true and correct would not have a Material Adverse Effect with respect to the Purchaser), with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; PROVIDED, HOWEVER, that if any such portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with (except where the failure to so comply would not have a Material Adverse Effect with respect to the Purchaser), and the Company shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

(b) NO ORDER. No governmental authority or other agency or commission of competent jurisdiction to which the Company is subject shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect with respect to the Purchaser; PROVIDED, HOWEVER, that the parties hereto shall use their commercially reasonable efforts to have any such order or injunction vacated;

(c) GOVERNMENTAL FILINGS AND CONSENTS. All authorizations, consents, orders and approvals of Governmental Authorities to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement shall have been obtained and be in effect on the Closing Date, except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement and the Transfer and Assumption Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to the Company;

(d) THE PURCHASER'S LICENSE.The Company shall have received a copy of the Purchaser's license to transact reinsurance in Bermuda.

(e) BOARD OF DIRECTORS/SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the stockholders and Board of Directors of the Company by the requisite vote in accordance with applicable law;

(f) INCUMBENCY CERTIFICATE. The Company shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and any other document required to be delivered hereunder;

(g) PROCEEDINGS. All proceedings, corporate or otherwise, taken by the Purchaser in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel.

(h) CLOSING DATE BALANCE SHEET. A Closing Date Balance Sheet shall have been approved by the Company and the Purchaser.

(i) ADMINISTRATIVE SERVICES AGREEMENT. The Purchaser or a duly established wholly owned subsidiary thereof shall have executed and delivered the Administrative Services Agreement.

SECTION 8.02. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date (except where the failure to be so true and correct would have a Material Adverse Effect with respect to the Company in which case the Purchaser shall have no obligation to close) with the same force and effect as if made as of the Closing Date. Any events that may have occurred during the period between the date hereof and the Closing Date shall not be regarded as a breach of warranty or misrepresentation if notified pursuant to
Section 5.10 on or prior to the Closing Date, however without limiting the right for Purchaser to be indemnified for any loss or cost arising out of such events pursuant to the provisions hereof, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with (except where the failure to so comply would not have a Material Adverse Effect with respect to the Company), and the Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

(b) NO ORDER OR SUIT. No Governmental Authority or other agency or commission shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect; PROVIDED, HOWEVER, that the parties hereto shall use their commercially reasonable efforts to have any such order or injunction vacated;

(c) GOVERNMENTAL FILINGS AND CONSENTS. All authorizations, consents, orders and approvals of Governmental Authorities to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement shall have been obtained in a manner satisfactory to Purchaser, including with out limitation, the license to conduct reinsurance business by the Bermuda Governmental Authorities which shall be in effect on the Closing Date.

(d) THIRD PARTY CONSENTS. The Purchaser shall have received the third party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement and the Transfer and Assumption Agreement and the Administrative Services Agreement, if any, in form and substance reasonably satisfactory to the Purchaser from the parties listed in Section 3.15 of the Disclosure Schedule.

(e) Intentionally blank.

(f) BOARD OF DIRECTORS' AND SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the Boards of Directors of the Company and the Guarantor and the affirmative vote of the stockholders of the Company by the requisite vote in accordance with applicable law.

(g) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no event or events shall have occurred which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect.

(h) INCUMBENCY CERTIFICATE. The Purchaser shall have received a certificate of the Secretary of each of the Company certifying the names and signatures of the officers of each of the Company authorized to sign this Agreement and any other document required to be delivered hereunder;

(i) SOFTWARE LICENSES. The Company shall have fulfilled its obligations under
Section 5.14 respecting the Software Licenses;

(j) TRANSFER AND ASSUMPTION, ADMINISTRATIVE SERVICES AGREEMENT. The Company shall have executed and delivered the Transfer and Assumption and Administrative Services Agreements;

(j) PROCEEDINGS. All proceedings, corporate or otherwise, taken by the Company in connection with the transactions contemplated hereby and all instruments and documents incidental thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

(k) BOARD OF DIRECTORS' APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of the Purchaser .

(l) CLOSING DATE BALANCE SHEET. A Closing Date Balance Sheet shall have been approved by the Company and the Purchaser.

(m) EMPLOYEES' ACCEPTANCE TO TRANSFER. The Purchaser shall have received reasonable evidence that all employees, who in the Purchaser's discretion (acting reasonably) are deemed to be material to and required for the conduct of the Assumed Business have accepted to transfer to the Purchaser.

(n) CATASTROPHE RETROCESSIONAL AGREEMENT. The Company shall have secured on behalf of the Purchaser a quote on a catastrophe retrocessional agreement effective January 1, 2002. It being understood that such coverage will be bound on mutually acceptable terms and conditions (including an acceptable credit or agency rating of the retrocessionnaire).

(o) LEASE AND SERVICE AGREEMENT. The Purchaser and the Guarantor shall have entered into a lease and service agreement in relation to the premises and services as presently used by the

Company in Stockholm and on terms specified in the Disclosure Schedule, which may superseede the servising provisions in the first sentence of Section 6.03, if applicable, and the Purchaser shall have received the approval of the landlord for the transfer of the lease in Singapore. Until such consent has been received, the Company shall sublet the Singapore premises to the Purchaser at cost.


                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01. SURVIVAL. The representations and warranties and covenants of the parties hereto contained herein shall survive the Closing indefinitely regardless of any investigation made by or on behalf of the Company or the Purchaser.

SECTION 9.02. INDEMNIFICATION BY THE PURCHASER.

(a) Purchaser shall, subject to the other terms and conditions of this Agreement, indemnify the Company and its Affiliates, and their respective officers, directors, employees, agents, heirs, successors and assigns (as used in this Section 9.02, each an "INDEMNIFIED PARTY") against and hold them harmless from, and shall pay, all Liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of or related to (i) the breach of any representation, warranty, covenant or agreement of the Purchaser herein, and
(ii) any and all debts, Liabilities, obligations and commitments for renewals of business issued by Purchaser with an effective date on or after the Closing Date. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser under this
Section 9.02 for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances known to the Company with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01; and any claim made by the Company under this Article IX within the aforesaid time periods shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods.

(b) Payments by the Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto and shall be determined on an after-tax basis.

(c) An Indemnified Party shall give the Purchaser reasonably prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Liability or damage as to which such Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Purchaser by reason of the delay in receiving such notice. The Purchaser shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own expense, provided that the

Purchaser vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Purchaser elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Purchaser with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, (i) unless the Purchaser consents in writing to such payment which consent shall not be unreasonably withheld, or (ii) unless the Purchaser, subject to the last sentence of this Section 9.02(c), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Indemnified Party for such liability, or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Company or there is a material risk of the seizure of any material assets of the Company or a material risk that a lien or liens will be imposed on any such material assets. The Purchaser shall have the right, in its discretion exercised in good faith and with the advice of counsel, to settle any such claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party may withhold its consent to any settlement if, in its reasonable judgment, such settlement would materially adversely affect the conduct of the business of the Company or does not include a general release to all Indemnified Parties. If the Purchaser shall fail to defend, or if, after commencing or undertaking any such defense, the Purchaser fails to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.02(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; PROVIDED, HOWEVER, if the Purchaser does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires and post a letter of credit reasonably satisfactory to the Company in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Purchaser.

(d) Except as set forth in this Agreement, the Transfer and Assumption Agreement or any other agreement delivered pursuant to the provisions hereof, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein or therein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein or therein shall give rise to any right on the part of the Indemnified Party, after the consummation of the transfer of the Assumed Business contemplated by this Agreement, to rescind this Agreement, the Transfer and Assumption Agreement or any of the transactions contemplated hereby.

SECTION 9.03.  INDEMNIFICATION BY THE COMPANY AND THE GUARANTOR.

(a) The Company and the Guarantor, jointly and severally, agree to indemnify the Purchaser and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (as used in this Section 9.03, each an "INDEMNIFIED PARTY") against and hold them harmless, dollar for dollar unless otherwise indicated, from, and shall pay, all Liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of or related to (i) the breach of any representation, warranty, covenant or agreement of the Company or the Guarantor (provided however that a breach by the Guarantor of the Guarantor's representations and warranties shall be remedied solely by the Guarantor) herein, provided the aggregate of all such claims exceeds US 50,000 in which case the excess thereof shall be indemnified and paid in full (ii) Excluded Liabilities of any kind whatsoever whether or not described in this Agreement or in the Disclosure Schedule, (iii) any amounts which are due or become due before or after the Closing or any breach of any agreement or covenant under the Administrative Services Agreement (iv) any additional Liability in the Reserves, Liabilities, Treaty Liabilities or reduction in the value or collectability, for any reason, of the Purchased Assets or assets transferred, accrued or due post Closing (other than reductions in the market value in investment assets due to market conditions but including defaults as to principal and interest) related to the Assumed Business, (v) any fines or penalties imposed by a Governmental Authority arising out of this Agreement or (vi) any other indemnities expressly provided for herein.

     Prior to the execution of this Agreement, the Purchaser has conducted a due diligence and thereby examined certain information provided by the Company. The Company has made all Commercially reasonable efforts to provide the information requested by the Purchaser. The facts or circumstances that the Purchaser may have become aware of shall not preclude the Purchaser from making any claim against the Company or the Guarantor under the representations, warranties, covenants, other agreements or indemnities provided herein.

(b) The Company and the Guarantor expressly agree jointly and severally to indemnify the Indemnified Parties against and hold the Indemnified Parties harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and Liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or relating to (i) any suit or claim of violation brought against any of the Indemnified Parties for any actions taken or inaction by the Company on prior to or after the Closing Date with respect to any Employees (including the Continuing Employees), (ii) any failure of the Company to discharge its obligations under Article VI, (iii) the termination of, or cessation of participation of any Employee or the Company (as a participating employer) in the Plans (including, but not limited to income or excise tax assessments) Liabilities relating to participant benefit claims or fiduciary conduct, or Liabilities otherwise arising under any law or regulation, (iv) any severance, change in control, "pay-to-stay" or similar or other payments or benefits under the Plans which are triggered by or will be established or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated under this Agreement, and (v) any Liabilities or obligations with respect to, or in any manner arising out of, the Plans.

(c) An Indemnified Party shall give the Company (which for purposes of this paragraph includes Guarantor) reasonably prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any liability or damage as to which such Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the

Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Company by reason of the delay in receiving such notice. The Company shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim under 9.03(a) (ii) or proceeding at its own expense, provided that the Company vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Company elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Company with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Company in the defense or settlement thereof, and the Company shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in connection therewith. If the Company elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability (i) unless the Company consents in writing to such payment, which consent will not be unreasonably withheld, or
(ii) unless the Company, subject to the last sentence of this Section 9.03(c), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the Indemnified Party for such liability or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Purchaser or there is a material risk of the seizure of any material assets of the Purchaser or a material risk that a lien or liens will be imposed on any such material assets. The Company shall have the right, in its discretion exercised in good faith and with the advice of counsel, to settle any such claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party may withhold its consent to any settlement if, in its reasonable judgment, such settlement would materially adversely affect the conduct of the business of the Purchaser or does not include a general release to all Indemnified Parties. If the Company shall fail to defend, or if after commencing or undertaking any such defense, the Company fails to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Company's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this
Section 9.03(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Company prompt written notice thereof and the Company shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; PROVIDED, HOWEVER, if the Company does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires and post a letter of credit from a bank reasonably satisfactory to the Purchaser in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Company.

(d) Except as set forth in this Agreement, the Transfer and Assumption Agreement, the Administrative Services Agreement, the certificates delivered pursuant to Article VIII or any agreement delivered pursuant to the provisions hereof, the Company or Guarantor is not making any representation, warranty, covenant or agreement with respect to the matters contained herein.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Purchaser;

(b) by written notice by either the Company or the Purchaser if the Closing shall not have occurred prior to March 31, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

(c) by the Purchaser or the Company, if either shall have breached or failed in any material respect to perform or comply with any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure is, in the reasonable judgement of the Company or Purchaser incapable of being cured by the Company or Purchaser within fifteen (15) Business Days;

(d) by the Purchaser or the Company, if the stockholders of the Company or Board of Directors of the Company have voted against approval of this Agreement; or

(e) by the Purchaser if its Board of Director fails to approve this agreement by December 31, 2001.

SECTION 10.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except nothing herein shall relieve any party from liability for any breach hereof prior to termination.

SECTION 10.03. WAIVER. At any time prior to the Closing, either party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby.


                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of (i) the date delivered if delivered personally against written receipt or (ii) five (5) days after mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) the date telecopied to the parties (if the appropriate answer back or telephonic confirmation) shall have been received; PROVIDED THAT notices after the giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt. All such notices and communications shall be delivered to the following addresses or numbers (or at such other address or number for a party as shall be specified by like notice):

     (a) if to the Company:

         Folksam International Insurance Company Ltd. (publ)
         Folksam Building
         Bohusgatan
         Stockholm, Sweden S-106 60
         Attention:   Tore Andersson
         Telecopier: +46 8 772 6275

     (c) if to Guarantor:

         Folksam omsesidig sakforsakring
         106 60 Stockholm
         Attention: Tore Andersson
         Telephone: +46 8 772 60 10
         Telecopier: +46 8 772 6275

     (b) if to the Purchaser:

         Fund American Reinsurance Company, Ltd.
         Victoria Hall
         11 Victoria Street
         HM HX Bermuda
         Attention: Thomas Kemp
         Telephone No: 441-297-9726
         Telecopier: 441-297-9780

         with a copy under separate cover to:

         Folksamerica Reinsurance Company
         One Liberty Plaza
         New York, NY 10006
         Attention: Donald A. Emeigh, Jr.
         Telecopier: (212) 732-5614


SECTION 11.02. PUBLIC ANNOUNCEMENT. No party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the other parties, and the parties, subject to the requirements of applicable law, shall cooperate as to the timing and content of any such announcement. The parties agree that, except as required by applicable law, in the event this Agreement is terminated in accordance with Article X hereof, each party will keep confidential the reasons for such termination and any public announcement issued by any party following any such termination shall be limited to a statement that the parties were unable to agree on the principal terms of the transaction.

SECTION 11.03. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

SECTION 11.05. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, except as otherwise expressly provided herein.

SECTION 11.06. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that this Agreement, the Transfer and Assumption Agreement, and the Administrative Services Agreement may be assigned, in whole or in part, by the Purchaser to any of its Affiliates with the consent of the Company, which consent shall not be unreasonably withheld .

SECTION 11.07. NO THIRD-PARTY BENEFICIARIES. Except for the provisions of this Agreement relating to Indemnified Parties, this Agreement is for the sole benefit of and is binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 11.08. AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and the Purchaser. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

SECTION 11.09. GOVERNING LAW/ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the laws of Sweden, other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.

          (1) Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

          (2) The place of arbitration shall be Stockholm, Sweden.

          (3) The language to be used in the arbitral proceedings shall be English.

          (4) The arbitral proceedings under this Agreement shall be joined with any arbitral proceedings between the parties in relation to any of the other agreements, entered into between the parties this day, i.e. the Transfer and Assumption Agreement, the Note, and the Administrative Services Agreement.

          (5) The parties undertake and agree that all arbitral proceedings conducted by reference to this Article will be kept strictly confidential, and all information disclosed in the course of such arbitral proceedings will be used solely for the purpose of these proceedings.

SECTION 11.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

                   FOLKSAM INTERNATIONAL INSURANCE COMPANY LTD. (PUBL)

                   By
                     -------------------------------------
                     Name:
                     Title:

                   FOLKSAM MUTUAL GENERAL INSURANCE COMPANY

                   By
                     -------------------------------------
                     Name:
                     Title:

                   FUND AMERICAN REINSURANCE COMPANY, LTD.

                   By
                     -------------------------------------
                     Name:
                     Title:




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